UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West, Leamington, Ontario, Canada	N8H 4H3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TLRY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Completion of Convertible Notes Offering

On May 31, 2023, Tilray Brands, Inc. (“Tilray”) completed its registered underwritten public offering of $150,000,000 aggregate principal amount of 5.20% Convertible Senior Notes due 2027 (the “notes”) pursuant to an underwriting agreement, dated May 25, 2023 (the “Underwriting Agreement”), among Tilray, and Jefferies LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”). In addition, Tilray granted the Underwriters a 30-day option to purchase up to an additional $22.5 million aggregate principal amount of notes on the same terms and conditions, solely to cover over-allotments.

The Underwriting Agreement includes customary representations, warranties and covenants by Tilray and customary closing conditions. Under the terms of the Underwriting Agreement, Tilray has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-267788) filed by Tilray. The legal opinion of DLA Piper LLP (US) relating to the notes being offered pursuant to the Underwriting Agreement and the Common Stock issuable thereunder is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Base Indenture and Supplemental Indenture

Tilray and Computershare Trust Company, N.A., as trustee (the “Trustee”) entered into an indenture (the “Base Indenture”) and a first supplemental indenture (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each dated May 31, 2023, providing for issuance of the notes.

The notes will bear interest at a rate of 5.20% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2023. Additional interest may accrue on the notes in specified circumstances set forth in the Indenture, including upon Tilray’s failure to comply with certain reporting requirements. The notes will mature on June 15, 2027, unless earlier repurchased, redeemed or converted.

The notes are convertible at any time into shares of Tilray’s common stock, par value $0.0001 (the “Common Stock”). The initial conversion rate for the notes is 376.6478 shares of Common Stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $2.66 per share of Common Stock), subject to adjustment as provided in the Indenture. The initial conversion rate represents a premium of approximately 12.5% to the $2.36 per share closing price of Common Stock on May 25, 2023.

Tilray may not redeem the notes prior to June 20, 2025. Tilray may redeem for cash, in whole and not in part, the notes, at its option at any time on or after June 20, 2025, if the last reported sale price of the Common Stock exceeds 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) and the trading day immediately before the redemption notice date. No sinking fund is provided for the notes.

If Tilray undergoes a fundamental change (as defined in the Indenture), holders may require Tilray to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding the fundamental change repurchase date.

The Indenture contains customary events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving Tilray) occurs and is continuing, the Trustee, by notice to Tilray, or the holders of the notes representing at least 25% in aggregate principal amount of the outstanding notes, by notice to Tilray and the Trustee, may declare 100% of the principal of, and all accrued and unpaid interest on, all of the then outstanding notes to be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving Tilray, 100% of the principal of, and all accrued and unpaid interest on, all of the then outstanding notes will automatically become immediately due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent Tilray elects, the sole remedy for an event of default relating to certain failures by Tilray to comply with certain reporting covenants in the Indenture will, for the first 365 days after such event of default, consist exclusively of the right to receive additional interest on the notes.

The notes are Tilray’s general unsecured obligations and rank senior in right of payment to all of Tilray’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with any of Tilray’s unsecured indebtedness that is not so subordinated, including Tilray’s 5.00% Convertible Senior Notes due 2023 (the “2023 notes”), its 4.00% Convertible Promissory Note due 2023 and its 5.25% Convertible Senior Notes due 2024 (the “2024 notes”); effectively junior in right of payment to any of Tilray’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations) of Tilray’s current or future subsidiaries.

The Indenture provides that Tilray shall not consolidate with or merge with or into, or sell, transfer or lease all or substantially all of the assets of Tilray to another person (other than any such sale, transfer or lease to one or more of Tilray’s direct or indirect wholly owned subsidiaries), unless (i) the resulting, surviving or transferee person (if not Tilray) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such corporation (if not Tilray) expressly assumes by supplemental indenture all of Tilray’s obligations under the notes and the Indenture and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The net proceeds from this offering were approximately $144.8 million, after deducting the underwriters’ commissions and other fees and estimated expenses payable by Tilray. Contemporaneously with the pricing of the notes in the offering, Tilray entered into separate privately negotiated transactions with certain holders of the 2023 notes and certain holders of the 2024 notes to repurchase approximately $12.5 million aggregate principal amount of 2023 notes for approximately $12.6 million of cash and approximately $122.5 million aggregate principal amount of 2024 notes for approximately $125.7 million of cash, which includes, in each case, accrued and unpaid interest on such 2023 notes and 2024 notes. Tilray intends to use the remainder of the net proceeds for general corporate purposes.

The foregoing description of the notes and the Indenture is qualified in its entirety by reference to the text of the Base Indenture, the First Supplemental Indenture and the Form of 5.20% Convertible Senior Note due 2027, which are filed as Exhibit 4.1, 4.2 and 4.3, respectively, hereto and are incorporated herein by reference.

Share Borrow Facility

In connection with Tilray’s offering of the notes, Tilray entered into a share lending agreement (the “Share Lending Agreement”) with an affiliate of Jefferies LLC (the “Share Borrower”), under which it arranged to lend the Share Borrower up to 38,500,000 shares of Tilray’s Common Stock. The borrowed shares are newly-issued shares issued in connection with the offering of the notes and will be held as treasury shares upon the expiration or early termination of the Share Lending Agreement.

Certain purchasers of the notes may separately sell up to 38,500,000 shares of Tilray’s Common Stock that they may borrow through the Share Borrower. Tilray expects that the selling stockholders will use the short position created by such sales to establish their initial hedge with respect to their investments in the notes. Tilray will not receive any proceeds from the expected sale of the borrowed shares, but received from the Share Borrower a one-time nominal fee of $0.0001 per share for each newly-issued share of Common Stock issued in connection with the Share Lending Agreement. On May 30, 2023, Tilray issued 38,500,000 shares of Common Stock and loaned them to the Share Borrower under the Share Lending Agreement.

The Share Lending Agreement includes customary representations, warranties and covenants by Tilray and customary closing conditions. Under the terms of the Share Lending Agreement, Tilray has agreed to indemnify the Share Borrower against certain liabilities.

The description of the Share Lending Agreement is qualified in its entirety by reference to the text of the Share Lending Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The above-mentioned share borrow offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-267788) filed by Tilray. The legal opinion of DLA Piper LLP (US) relating to the Common Stock being offered pursuant to the Share Lending Agreement is filed as Exhibit 5.2 to this Current Report on Form 8-K.

Tilray has applied to Nasdaq for the listing of the Common Stock issuable upon the conversion of the notes and issued in connection with the Share Lending Arrangement. For the purposes of Toronto Stock Exchange (“TSX”) approval, Tilray intends to rely on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 and 8.01 is incorporated herein by reference. In connection with the issuance of shares of Common Stock by Tilray to the Share Borrower in connection with the Share Lending Agreement, Tilray relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this Current Report on Form 8-K, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in the final prospectus supplement for the offering, Tilray’s Annual report on Form 10-K for the year ended May 31, 2022, and Tilray’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2022, November 30, 2022 and February 28, 2023, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 25, 2023, by and among Tilray Brands, Inc. and Jefferies LLC and BofA Securities, Inc., as representatives of the several underwriters named therein

4.1	Indenture, dated May 31, 2023, between Tilray Brands, Inc. and Computershare Trust Company, N.A.

4.2	First Supplemental Indenture, dated May 31, 2023, between Tilray Brands, Inc. and Computershare Trust Company, N.A.

4.3	Form of 5.20% Convertible Senior Note due 2027 (included in Exhibit 4.2)

5.1	Opinion of DLA Piper LLP (US) regarding the notes and the Common Stock issuable upon the conversion thereof

5.2	Opinion of DLA Piper LLP (US) regarding Common Stock

10.1	Share Lending Agreement, dated May 25, 2023, between Tilray Brands, Inc. and Jefferies Capital Services, LLC

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.2)

104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.

Date: May 31, 2023	By:	/s/ Mitchell Gendel
Mitchell Gendel
Global General Counsel